                                                                    EXHIBIT 99.2

                 IN THE CIRCUIT COURT OF THE CITY OF ST. LOUIS
                              STATE OF MISSOURI

TRANS WORLD AIRLINES, INC.,                        )
a corporation,                                     )
                                                   )
                 Plaintiff,                        )
                                                   )
v.                                                 )
                                                   )
CARL ICAHN,                                        )
                                                   )
Serve at:        100 S. Bedford Road               )
                 Mount Kisco, NY 10549             )
                                                   )         Cause No.
KARABU CORP.,                                      )
                                                   )         Div. No.
Serve at:        Richard T. Buonato                )
                 100 S. Bedford Road               )         IN EQUITY
                 Mount Kisco, NY 10549             )
                                                   )
GLOBAL DISCOUNT TRAVEL SERVICES. L.L.C.,           )
                                                   )
Serve at:        Gordon Silver & Beesley Ltd.      )
                 300 Howard Hughes Parkway         )
                 14th Fl.                          )
                 Las Vegas, NV 89101               )
                                                   )
GLOBAL TRAVEL MARKETING SERVICES, INC.,            )
                                                   )
Serve at:        Gordon Silver & Beesley Ltd.      )
                 300 Howard Hughes Parkway         )
                 14th Fl.                          )
                 Las Vegas, NV 89101               )
                                                   )
ACF INDUSTRIES, INCORPORATED,                      )
                                                   )
Serve at:        Janet A. Kniffen                  )
                 3301 Rider Trail South            )
                 Earth City, MO 63045              )
                                                   )
                 Defendants.                       )


              PETITION FOR DECLARATORY JUDGMENT AND OTHER RELIEF

         COMES NOW plaintiff Trans World Airlines, Inc. ("TWA") and for its Petition and cause of action against defendants states:

                                1.  THE PARTIES

         1. Plaintiff TWA is a Delaware corporation with its corporate headquarters in the City of St. Louis, Missouri. TWA operates an airline providing domestic and international air travel to the public.
         2. Defendant Carl Icahn ("Icahn") is an individual residing in New York. He is a wealthy, private investor, specializing in corporate takeovers.
         3. Defendant Karabu Corporation ("Karabu") is a Delaware corporation with offices located in Mt. Kisco, New York. Karabu is a secured creditor of TWA. Its collateral includes TWA accounts receivable and aircraft. Karabu is a party to a contract with TWA known as the Karabu Ticket Program Agreement (the "Ticket Agreement").
         4. Defendant Global Discount Travel Services L.L.C. ("Global Discount") is a Nevada limited liability company with offices located in Las Vegas, Nevada. Global Discount operates a reservation center established by Icahn and Karabu to distribute discounted TWA airline tickets pursuant to the Ticket Agreement. Global Discount, through execution of a Joinder Agreement, agreed to be bound by all of the terms, conditions and restrictions of the Ticket Agreement.
         5. Defendant Global Travel Marketing Services, Inc. ("Global Travel") is a Nevada corporation with its offices located in Las Vegas, Nevada. Global Travel is a travel marketing service company established by Icahn and Karabu to offer programs for the sale of discounted TWA airline tickets distributed by Global Discount through the Ticket Agreement.
         6. Defendant ACF Industries, Incorporated ("ACF") is a New Jersey corporate with offices located in St. Louis County, Missouri. ACF is qualified to do business in Missouri. Upon information and belief, ACF and its officers, employees and agents are actively involved with Icahn, Karabu, Global Discount and Global Travel in the acquisition and distribution of discounted TWA airline tickets pursuant to the Ticket Agreement.

         7. Defendant Icahn, personally and through affiliated entities, owns or controls Karabu, Global Discount, Global Travel and ACF. Defendants Icahn, Karabu, Global Discount, Global Travel and ACF are collectively referred to herein as the "Icahn Defendants."
         8. Each of the defendants, in person or through other defendants acting as agents, has transacted business and committed tortious acts within the State of Missouri, as described herein. Service may be obtained pursuant
to RSMo Section   506.500 and Missouri Rule of Civil Procedure 54.06.  The
causes of action asserted in this Amended Petition accrued in the City of St. Louis, Missouri.

                                 2.  BACKGROUND

                 A.  EVENTS LEADING UP TO THE TICKET AGREEMENT

         9. In 1986, defendant Icahn obtained majority control of TWA and became Chairman of the Board. Icahn took the Company private in 1988. After assuming control, Icahn caused TWA to incur large amounts of debt. As a result, in January 1992, TWA was forced to file for bankruptcy under Chapter 11 of the Bankruptcy Code. One year later, Icahn was forced to relinquish control and ownership of the Company.
         10. In connection with the 1992 bankruptcy proceeding, Icahn's affiliate, defendant Karabu, became a secured creditor of TWA under Loan and Note Agreements and related Security Agreements executed on or about January 5, 1993. TWA's total indebtedness to Karabu under such agreements was approximately $190 million, due and owing in January 1995.
         11. As the due date on the Karabu loans approached, Icahn advised TWA that he would be willing to extend the maturity date of the loans if TWA gave him the right to sell discounted TWA airline tickets. TWA required the extension of the maturity date and other Icahn consents as part of an overall financial restructuring that TWA was negotiating with its creditors, to be presented as a "prepackaged" bankruptcy plan for approval by the bankruptcy court in St. Louis in the summer of 1995. During the negotiations, Icahn threatened to enforce Karabu's security interest in accounts receivable and aircraft, which would cut off all cash for TWA operations.
         12. After ten moths of negotiations, on or about June 14, 1995, TWA entered into two related agreements with Karabu, Icahn and related entities: (a) the Ticket Agreement, attached hereto as Exhibit A, and (b) an Extension and Consent Agreement, attached hereto as Exhibit B. In broad terms, the agreements give Karabu, Icahn and their affiliates the limited right to sell certain types of discounted TWA airline tickets to specified customers.
In exchange, Karabu and Icahn agreed to extend the maturity date of the Karabu loans. TWA, Karabu and Icahn also agreed that the amounts owed by Karabu to TWA for the discounted tickets could be applied to reduce the balance due on the Karabu loans and, at Karabu's option, to be used to satisfy Karabu's minimum funding obligations to the Pension Benefit Guaranty Corporation arising out of the 1992 bankruptcy.

                            B.  THE TICKET AGREEMENT

        13. The Ticket Agreement was primarily designed to reduce TWA's debt obligations to Karabu through incremental ticket sales. In order to accomplish this objective, the parties agreed to substantial restrictions on Karabu and Icahn's rights to sell discounted TWA airline tickets. These restrictions were established so as to prevent Karabu and Icahn from undercutting TWA's own ticket sales and to ensure TWA's continued viability as an airline. At the same time, sales by Icahn and Karabu of discounted fares would generate incremental revenue for TWA, which could be credited as prepayments against the outstanding balance of TWA's debt obligations to Icahn and Karabu, or be paid over by Karabu for TWA's account as prepayments of certain pension related obligations under a 1993 settlement with the Pension Benefit Guaranty Corporation.
         14. The Ticket Agreement permits Karabu and Icahn to sell two principal categories of tickets: (a) Domestic Consolidator Fares and (b) System Fares.

         15. Consolidator fares are deeply discounted bulk fare rates, subject to a number of limitations, that are made available for sale to the general public by business entities known as consolidators who have entered into specific agreements with TWA allowing for the sale of such tickets. The Domestic Consolidator Fares which are set out in the Ticket Agreement have been discounted by 60% from specific categories of published fares and are made available for sale to the general public subject to limitations on the total amount which may be sold and the travel points between which they may be sold. Karabu and Icahn were limited to selling $610 million of Domestic Consolidator Fares over the approximately 8 year term of the Ticket Agreement (Ticket Agreement, Paragraphs 2(i) and (ii)) and they could only sell tickets for domestic travel to and from 12 cities in which TWA has relatively small market shares (Ticket Agreement, Paragraph 3(e) and Exhibits A and B). The purpose of these limitations was to assist TWA in obtaining new incremental sales in these markets, and to prevent Karabu and Icahn from undercutting TWA in its stronger markets. The Domestic Consolidator Fares are not the subject of dispute in this litigation.
        16. System Fare tickets are tickets discounted by 45% from all published fares which TWA offers for sale and are available for sale on all of TWA's domestic and international flights. Although the Ticket Agreement does not limit the total value or geographic scope of Karabu's or Icahn's sales of System Fare tickets, the Ticket Agreement provides that such tickets can only be sold to certain End Users -- corporate accounts, as described below. Again, the primary purpose of the End User limitation was to assist TWA in developing new, incremental business.

                  C.       THE TICKET AGREEMENT'S RESTRICTION
                           ON THE SALE OF SYSTEM FARE TICKETS

         17. Under the Ticket Agreement Karabu and Icahn can only sell System Fare tickets to corporate accounts -- accounts used by business entities for business travel. TWA itself has numerous similar discount ticket sales programs with corporations and businesses throughout the country.

         18. Paragraph 8 of the Ticket Agreement restricts Karabu's and Icahn's distribution of Icahn System Fare tickets to the "End User." Karabu and Icahn have contended that "End User" includes members of the general public and that therefore they have the right to sell System Fare tickets not just through agreements with corporations and businesses but to any person and in direct competition with TWA's own sales to the general public. That interpretation would nullify the restrictions in the Ticket Agreement on the sale and distribution of System Fare tickets and would render many of its key provisions meaningless.
         19. For example, Paragraph 8 of the Ticket Agreement establishes the exclusive mechanism for the payment of System Fare tickets sold by Karabu and Icahn. System Fare tickets may only be sold through Universal Air Travel Plan accounts ("UATP Accounts"). A UATP account is an account established with TWA for the exclusive purpose of purchasing airline tickets. TWA issues "credit cards" against the UATP account to be used by corporations and their employees to purchase TWA tickets. Paragraph 8 specifically provides, with respect to System Fare tickets, that such UATP Accounts may only be established for Karabu and Icahn with sub-accounts for corporate users. (Under the Ticket Agreement, Karabu holds the master UATP account; the corporate End Users hold sub-accounts.) Paragraph 8 also specifically excludes travel agents from eligibility to hold UATP Accounts. System Fare tickets may not be purchased by any means other than through the Karabu UATP account or an End User sub-account. There is no provision anywhere in the Ticket Agreement for the use of either the Karabu master UATP account or any corporate sub-account for the sale of System Fare tickets to the general public.
         20. Paragraph 12 of the Ticket Agreement sets out the remedies for misuse of the UATP credit card accounts. Paragraph 12 (page 18) provides that it would be a breach of the Ticket Agreement if a travel agent or Icahn or Karabu were to sell System Fare tickets to a person "other than the UATP cardholder or employees of the UATP cardholder. . ." (emphasis added). The clear intent of this provision was that the End Users described in Paragraph 8, which are synonymous with the UATP cardholders in Paragraph 12, were businesses with employees, not members of the general public.
         21. Furthermore, that provision of Paragraph 8 which limits Karabu's and Icahn's sale of System Fare tickets to the "End User" specifically excludes Consolidator Fares, which are in fact available for sale to the general public. If the term "End User" meant "member of the general public," as Karabu and Icahn suggest, the exclusion of Consolidator Fares from the limitation in Paragraph 8 would be meaningless.

               D.       DEFENDANTS' SALES OF SYSTEM FARE TICKETS
                        IN VIOLATION OF THE TICKET AGREEMENT

         22. Karabu and Icahn, through their affiliated companies, defendants Global Discount, Global Travel and ACF, have breached the Ticket Agreement by selling System Fare tickets to the general public, directly and through travel agents and by offering System Fare tickets for sale through consolidators. Defendants' breach has injured TWA by diverting its customers and interfering with TWA's prospective economic relationships with those customers.
         23. The Icahn Defendants have no right to market or sell System Fare tickets to travel agents or consolidators. Paragraph 8 of the Ticket Agreement specifically provides that System Fare Tickets may not be marketed or sold to travel agents or consolidators. The Icahn Defendants are promoting the sale of System Fare tickets to the general public through travel agents. For example, they are distributing brochures, attached hereto as Exhibit C, which offer System Fare tickets to the general public through travel agents. Defendants are offering these tickets throughout the United States and Canada, including the State of Missouri.
         24. The "Individual Program" outlined in one brochure provides that an "individual customer," who is identified as the "Travel Agent's customer," will receive on the "designated airline" a 25% discount on all "published airfares," a range of fares that goes beyond the limited

Domestic or other Consolidator Fares. Although the brochure does not identify TWA by name, the Icahn Defendants do not have access to the tickets of any other carrier.
         25. Through these brochures, the Icahn Defendants are solicitating travel agents to sign Agreements with Global Discount, which provide, in part, for the payment of a 10% commission upon the resale of System Fare tickets.
The Icahn Defendants have solicited and entered into such arrangements with travel agents in Missouri and elsewhere. Attached hereto as Exhibit D are copies of forms of two travel agency agreements entered into by Global Discount with travel agents: an Independent Travel Agency Agreement and a Travel Agency Agreement for Associations. These agreements provide for the sale of the System Fare tickets to the general public in violation of the Ticket Agreement.
         26. The Icahn Defendants are also promoting the sale of System Fare tickets to airline ticket "networks" that market and sell tickets on a bulk basis to travel agents. These networks are advertising the System Fare tickets on a national basis and throughout Canada. Attached hereto as Exhibit E is a copy of promotional materials sent to travel agents by Global Travel Network describing its promotional campaign for the sale of System Fare tickets.
         27. During the period from August 1, 1995 through January 22, 1996, through the dissemination of the aforesaid brochure and otherwise, the Icahn Defendants have sold tickets with an approximate total retail value of $24,435,340. Virtually all of these tickets were System Fare tickets sold in violation of the Ticket Agreement.
         28. TWA has put the Icahn Defendants on notice that sales of System Fare tickets to the general public violates paragraph 8 of the Ticket Agreement. Attached as Exhibit F are seven letters from TWA, dated September 22, 1995, October 24, 1995, November 29, 1995, January 5, 1996, January 9,
1996, January 11, 1996 and January 18, 1996 to the Icahn Defendants. These letters notify the Icahn Defendants that: (a) the sale of System Fare tickets by an Icahn Defendant or a travel agent to members of the general public is a breach of the Ticket Agreement; (b) individual passengers are not "End Users" under paragraph 8 of the Ticket Agreement; (c) sales of System Fare tickets to travel agents who then resell them to the public "would clearly violate the Karabu Ticket Agreement"; and (d) the sale of System Fare tickets by an Icahn Defendant to consolidators violates the Ticket Agreement.
         29. Despite their receipt of TWA's notices, the Icahn Defendants have continued to breach the express terms of the Ticket Agreement, and to injure TWA's business and its prospective economic relationships with its customers.
         30. On or about December 7, 1995, TWA filed a Petition against the Icahn Defendants in this Court seeking a declaratory judgment of TWA's rights and remedies as to System Fare ticket sales under the Ticket Agreement. By letter dated December 8, 1995, Karabu claimed that TWA's action constituted a breach of the exclusive remedies provision of the Ticket Agreement and claimed a default. On or about December 15, 1995, TWA and Karabu entered into a Standstill Agreement, pursuant to which TWA withdrew its lawsuit without prejudice to refile and Karabu withdrew the default letter, in contemplation of negotiations between the parties to resolve their dispute. Copies of the letters establishing the Standstill Agreement and extending it until February 6, 1996 are attached hereto as Exhibit G. The Icahn Defendants have claimed that TWA has breached the Standstill Agreement in its conduct since execution of the Standstill Agreement, including the issuing of notices of violation of the Ticket Agreement, which TWA denies. The erroneous allegations by the Icahn Defendnats have created a genuine dispute which is appropriate for determination by the Court. The Standstill Agreement expired on February 6, 1996, and, in light of the failure of the discussions between the parties, TWA has now reinstituted its action against the Icahn Defendants.

                    E.      THE ICAHN DEFENDANTS' ADDITIONAL
                            VIOLATIONS OF THE TICKET AGREEMENT

         31. In addition to the violations of the Ticket Agreement by the Icahn Defendants alleged above, the Icahn Defendants have breached the Ticket Agreement in additional ways as set forth below.
         32. Karabu and Global Discount have issued or caused to be issued "back-to-back" tickets in violation of Paragraph 3(a) of the Ticket Agreement. Paragraph 3(a) provides, in part, that all tickets sold under the Ticket Agreement are subject to the terms and conditions required by TWA on the sales of tickets generally. "Back-to-Back" ticketing is a scheme used by travel agents and others to avoid certain conditions applicable to discount fares that require a Saturday night "stay-over" or a stay of a minimum number of days.
The passenger is booked and ticketed on separate itineraries on flights which allow the passenger to travel at the discounted fare without satisfying the fare condition. The passenger purchases two sets of round-trip tickets that meet the stay requirement if the passenger traveled as booked. Instead, the passenger takes the outbound flight on one ticket and the inbound flight on the other ticket, thus avoiding the stay requirements. This practice causes TWA to lose revenue because the passenger avoids paying the higher fare applicable to the intended itinerary.
         33. On December 27, 1995, TWA notified Karabu and Global Discount that Global Discount had issued back-to- back tickets in breach of Paragraph 3(a) of the Ticket Agreement. Karabu and Icahn have conceded that such back-to-back tickets have been issued but deny that such ticketing practices violate the Ticket Agreement.
         34. Karabu and Global have also made false reservations on TWA flights in order to block space that would otherwise be available for sale by TWA itself. The flight reservations are ostensibly made by Karabu and Global Discount for "test" purposes but are not thereafter canceled. On January 8, 1996, TWA notified Karabu and Global Discount that such practices breached the

Ticket Agreement. On January 12, 1996, Icahn acknowledged that Global Discount had denied that it had breached the Ticket Agreement.
         35. Karabu and Global Discount have also bartered or exchanged tickets for value in breach of the Ticket Agreement. Global Discount has issued tickets to the Time Warner Company, payment for which was ostensibly charged to a Time Warner barter account with Global Discount. The tickets were in fact purchased from TWA by use of the Global Discount UATP sub-account established for Global Discount's employee travel. TWA notified Karabu and Icahn on January 9, 1996, that such practices are in contravention of the accounting procedures established in the Ticket Agreement and have caused material damage to TWA in violation of Paragraph 12(a)(i). On January 12, 1996, Icahn denied that this barter account violated the Ticket Agreement.
         36. Other breaches by the Icahn Defendants of the Ticket Agreement include the following: (a) Global Discount has issued System Fare tickets in violation of various fare rules, in response to which TWA has sent several default notices; (b) Karabu and Global Discount have sold System Fare tickets to travel agents in violation of Paragraph 8; and (c) Global Discount has marketed System Fare tickets to travel agents by offering a fare advantage for its clients against TWA's own fares in violation of Paragraph 12(a)(i). TWA has notified the Icahn Defendants of these breaches in a series of letters commencing in September 1995 and continuing to the date of this action.

                 F.  THE ICAHN DEFENDANTS' ALLEGATIONS OF BREACHES BY TWA

         37. The Icahn Defendants have not only breached the Ticket Agreement, but, in respect to TWA's notifications and prior Petition, have erroneously alleged that TWA has breached the Ticket Agreement. These allegations have created a genuine dispute concerning these matters which is appropriate for determination by this Court.

         38. Karabu and Global Discount claim that, in breach of its obligations under the Ticket Agreement, TWA has discriminated against Global Discount by refusing to allow Global Discount to hire TWA employees on a part-time basis. TWA has a standing policy against allowing its employees to work for travel agencies, which has been waived in the past on a case-by-case basis under appropriate circumstances. The type of dual employment contemplated by Global Discount presents an inherent conflict of interest, which is heightened by the disputes between the parties as to interpretation of the Ticket Agreement. Defendants' claim of discrimination under these circumstances has no merit.
         39. Karabu and Global Discount claim that, in breach of its obligations under the Ticket Agreement, TWA has discriminated against Global Discount by refusing to afford Global Discount and its customers the same services available to other travel agents and their customers. In particular, Karabu and Global Discount have claimed that TWA refused to waive advance purchase fare requirements. The Ticket Agreement clearly states that all fare rules and restrictions are applicable to the tickets sold except for the bargained for waiver of refund conditions which is set out in Paragraph 3(a). The waiver of other restrictions is not part of the bargained-for exchange reflected in the Ticket Agreement and this claim has no basis.
         40. Karabu and Global Discount claim that TWA has failed to reschedule customers holding tickets purchased through Global Discount when their flights have been canceled due to inclement weather. Global Discount customers have not been treated disparately and TWA arranged for the customers in question to be booked on other airlines, in accordance with industry policy pertaining to canceled flights. Again, this allegation has no merit.

                 G.       KARABU'S AND GLOBAL DISCOUNT'S VIOLATIONS OF THE ARC
                          AGREEMENT

         41. In connection with its operations under the Ticket Agreement, Global Discount has been appointed as a travel agent by the Airline Reporting Corporation ("ARC"), a clearinghouse for airline ticket and other travel documents issued by or for travel on various airlines. Appointed travel agents sign, and are bound by, a contract with ARC (the "ARC Agreement") that sets terms and conditions on the sale of airline tickets. As an accommodation to Karabu in the interim period between execution of the Ticket Agreement and Global Discount's appointment as an ARC travel agent, TWA and Karabu entered into a side letter agreement effective June 14, 1995 (the "Interim Agreement"), by which Karabu agreed to comply with, among other things, the ARC rules for appointed travel agents, including the ARC Agreement. Pursuant to the Interim Agreement, TWA extended certain accommodations to Karabu, such as providing use of TWA ticketing equipment, use of its computer support personnel and service contracts, and training for Global Discount's agents, which enable Global Discount to operate during the interim period pending its receipt of ARC approval as a travel agent. The Interim Agreement ended upon Global Discount's receipt of its ARC approval.
TWA has in all respects complied with its obligations under the Interim Agreement. By virtue of the Interim Agreement and its appointment as an ARC-approved travel agent, Karabu and Global Discount are bound by the terms of the ARC Agreement.
         42. In pertinent part, the ARC Agreement permits appointed travel agents to sell tickets to their customers at prices and on terms authorized by TWA. The ARC Agreement further requires travel agents to comply with all instructions of TWA with respect to the sale of TWA tickets.
         43. TWA is a shareholder of ARC, the ARC Agreement was made on behalf of TWA, and TWA is entitled to assert claims directly against Karabu and Global for their conduct involving sale or transfer of TWA tickets in violation of the ARC Agreement.
         44. The marketing and sales of System Fare tickets by Global and Karabu as described herein violate the ARC Agreement.

                                    COUNT I
                                    -------

                          (AS AGAINST ALL DEFENDANTS)
                          ---------------------------

                              DECLARATORY JUDGMENT

         45.     TWA incorporates by reference paragraphs 1 through 44 above.
         46. There exists a justiciable controversy between TWA and the defendants concerning the interpretation of the Ticket Agreement and the permissible conduct thereunder by the Icahn Defendants.
         47. In addition, the Icahn Defendants have breached the Ticket Agreement as alleged in paragraphs 22 through 36 above.
         48. TWA has a legally protectable interest under the Ticket Agreement in precluding the sale of System Fare tickets to the general public by the Icahn Defendants or by other travel agents. TWA has an interest in maintaining control over fares for travel on TWA and protecting its prospective economic relationships with customers.
         49. Without resolution of this controversy, TWA will be deprived of material benefits contemplated by the Ticket Agreement. TWA has no adequate remedy at law.
         50. Due to the continuing conduct of the defendants, after notice or constructive notice of TWA's position, this controversy is ripe for judicial decision.
         51. Defendants have or may claim an interest which may be affected by the declaration of rights and other relief sought herein by TWA.
         52. TWA seeks an interpretation of the Ticket Agreement consistent with the allegations in this Amended Petition and a declaration of the respective rights of the parties.
         53. TWA is entitled to a judgment declaring that: (a) defendants' sale of System Fare tickets to the general public, directly or through travel agents, violates the Ticket Agreement; (b) sales of System Fare tickets to individual customers are not permissible sales to an "End User" under the Ticket Agreement; (c) System Fare tickets may be sold only to UATP Account holders; (d) System Fare tickets may not be marketed and/or sold to travel agents or consolidators; (e) the following conduct of the Icahn Defendants violates the Ticket Agreement: (i) the issuance of back-to-back tickets, (ii) the use of barter or exchange as compensation for tickets, (iii) the issuance of tickets in violation of TWA's fare restrictions and rules, (iv) the selling of System Fare tickets to travel agents, and (v) the marketing of System Fare tickets to travel agents for sale to the general public.
         54. TWA is entitled to a judgment declaring that: (a) TWA has not breached the Ticket Agreement by refusing to allow Global Discount to hire TWA employees on a part-time basis; (b) TWA has not breached the Ticket Agreement nor discriminated against Global Discount by refusing to waive TWA fare restrictions and rules applicable to System Fare tickets; (c) TWA has not discriminated against customers of Global Discount, or any other travel agent, who have purchased System Fare tickets and has treated these customers in accordance with TWA and industry policies; and (d) TWA has not breached the Standstill Agreement.
         55. The sale of System Fare tickets by the defendants, and the continuing marketing and sales efforts by defendants, involve numerous and complicated transactions which require an accounting to determine the harm to TWA and the benefits obtained by defendants from such wrongful conduct. TWA has no adequate remedy at law.

                                    COUNT II
                                    --------
                          (AS AGAINST ALL DEFENDANTS)
                        BREACH OF THE TICKET AGREEMENT
                        ------------------------------
         56.     TWA incorporates by reference paragraphs 1 through 55 above.
         57. The Icahn Defendants have materially breached the Ticket Agreement, as described in paragraphs 22 through 30 and paragraphs 31 through 36 above.

         58. As a direct result of these breaches of the Ticket Agreement, TWA has been damaged and will continue to be damaged. TWA is entitled to damages in addition to declaratory relief and an accounting.

                                   COUNT III
                                   ---------

                          (AS AGAINST ALL DEFENDANTS)
                                   CONVERSION
                                   ----------

         59.     TWA incorporates by reference paragraphs 1 through 44 above.
         60. At all times relevant, TWA had rights of immediate possession of the seats on TWA flights such that they were available for sale to the general public at published fares.
         61. Defendants have sold tickets for seats on TWA flights at fares priced below TWA's published fares.
         62. Defendants have made use of available seats on TWA flights to the exclusion of TWA's right to sell tickets for those seats to the general public at published fares.
         63. Defendants' intentional interference with TWA's rights and use of available seats on TWA flights constitutes conversion of personal property to defendants' use and benefit.
         64. The value of the property rights converted by defendants is the amount of the published fares for tickets to the seats on TWA flights sold by defendants.
         65. TWA has been damaged by defendants' conversion and TWA is entitled to compensatory and punitive damages for such conversion.

                                    COUNT IV
                                    --------

                          (AS AGAINST ALL DEFENDANTS)
                  TORTIOUS INTERFERENCE WITH BUSINESS EXPECTANCY
                  ----------------------------------------------

         66. TWA incorporates by reference paragraphs 1 through 44 set forth above.

          67. TWA has existing and prospective economic relationships with its customers that constitute a valid business expectancy that such customers will purchase tickets for air travel on TWA at published fares, providing significant revenues to TWA.
         68. With knowledge of this business expectancy, and without justification under the Ticket Agreement, defendants intentionally interfered and continue to intentionally interfere with TWA's business expectancy through efforts to sell System Fare tickets other than to UATP Account holders in the manner set forth above.
         69. Such interference is intended to cause injury to TWA and will cause damage to TWA by diverting customers away from the purchase of tickets from TWA at published fares.
         70. As a direct and proximate result of defendants' intentional and tortious conduct, TWA has suffered and will continue to suffer economic damages and lose revenues it otherwise would have obtained from the sale of tickets to customers.
         71. TWA is entitled to compensatory and punitive damages and an accounting from each of the defendants to determine the extent of harm to TWA.

                                    COUNT V
                                    -------

                          (AS AGAINST ALL DEFENDANTS)
                 TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS
                 ------------------------------------------------

         72.      TWA incorporates by reference the allegations of paragraphs
1 through 44 above.
         73. The Icahn Defendants have intentionally interfered with TWA's valid contractual relations with travel agents who are parties to the ARC Agreement, by inducing these travel agents to breach their duties under the ARC Agreement. Such inducement caused the travel agents to breach duties they owed to TWA under the ARC Agreement. As a result of the Icahn Defendants' conduct, TWA has suffered and continues to suffer economic damages and loss revenues it would have obtained from its contractual relations with ARC-approved travel agents.

         74 .    TWA is entitled to compensatory and punitive damages and an accounting from the Icahn Defendants to determine the extent of harm to TWA.

                                    COUNT VI

                          (AS AGAINST ALL DEFENDANTS)

                               LIQUIDATED DAMAGES

         75. TWA incorporates by reference the allegations of paragraphs 1 through 44 above.
         76. The Ticket Agreement provides for liquidated damages in the amount of Ten Million dollars ($10,000,000.00) following a judgment declaring breach where the conduct is not discontinued or the breach not cured within the time periods set forth therein.
         77. TWA is entitled to liquidated damages in the amount of Ten Million Dollars ($10,000,000.00) for each and every uncured breach of the Ticket Agreement by the Icahn Defendants.

                                   COUNT VII

                    (AS AGAINST KARABU AND GLOBAL DISCOUNT)

                          BREACH OF THE ARC AGREEMENT

         78. TWA incorporates by reference the allegations of paragraphs 1 through 44 above.
         79. The conduct of Karabu and its affiliated travel agency, Global Discount, constitutes a breach of the ARC Agreement.
         80. TWA, and ARC on behalf of TWA, have fully performed all conditions precedent to performance by Karabu and Global Discount under the ARC Agreement.
         81. As a direct result of Karabu's and Global Discount's continuing breach, TWA has been harmed and will continue to be harmed.
         82. TWA is entitled to declaratory relief against and an accounting from Karabu and Global Discount to determine the extent of harm to TWA.

                                   COUNT VIII

                    (AS AGAINST KARABU AND GLOBAL DISCOUNT)

                               UNJUST ENRICHMENT

         83. TWA incorporates by reference the allegations of paragraphs 1 through 44 above.
         84. Karabu and Global Discount have been unjustly enriched by their wrongful and unauthorized conduct described herein above.
         85. TWA is entitled to restitution or disgorgement of all revenues gained by Karabu and Global Discount from the sale or marketing of System Fares and to an accounting for all such revenues.

         WHEREFORE, TWA requests judgment against each of the defendants as follows:
         1. as against all defendants, a declaration of the rights and other legal relations between the parties in accordance with Counts I and II hereof;
         2. as against Karabu and Global Discount, a judgment declaring them to be in breach of the ARC Agreement;
         3. as against the all defendants, liquidated damages pursuant to Count VI;
         4. for restitution and disgorgement of all revenues gained by Karabu and Global Discount and denied to TWA by their conduct described herein above;
         5. as against all defendants, an accounting to TWA of all revenues generated by each defendant as a result of its sales or marketing of TWA tickets in violation of their agreements and obligations to TWA;
         6. as against all defendants, damages, both compensatory and punitive, with interest as allowed by law;
         7. as against all defendants, for an award of TWA's costs and attorneys' fees; and
         8. for such other and further relief as this Count deems just and proper.

                                 BRYAN CAVE LLP


                                    By /s/ Thomas E. Wack
                                       ----------------------------
                                             Thomas E. Wack Mo. Bar #21849
                                             Kevin M. Abel Mo. Bar #39568
                                             One Metropolitan Square
                                             211 North Broadway
                                             Suite 3600
                                             St. Louis, Missouri 63102
                                             Telephone:  (314) 259-2000
                                             Facsimile:  (314) 259-2020

                                    Attorneys for Plaintiff